SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 12, 2003

CAPITOL FEDERAL FINANCIAL

(Exact name of Registrant as specified in its Charter)

United States (State or other jurisdiction of incorporation)	0-24118 (Commission File Number)	48-1212142 (IRS Employer Identification Number)

700 Kansas Avenue   Topeka, Kansas 66603

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(785) 235-1341

N/A

(Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

              On August 12, 2003, Capitol Federal Financial (CFFN), the holding company for Capitol Federal Saving Bank (Bank), announced that it has received approval from the Office of Thrift Supervision (OTS) to dividend $81 million from the Bank to  CFFN.  This approval follows the filing of an application in July, 2003 requesting permission for the capital distribution.

Information regarding this announcement is set forth in the press release dated August 12, 2003, attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

                         (c) Exhibits:

              Exhibit 99 - Press Release dated August 12, 2003.

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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITOL FEDERAL FINANCIAL

Date: August 13, 2003	By:	/s/ John B. Dicus John B. Dicus, President and Chief Executive Officer
Date: August 13, 2003	By:	/s/ Neil F. M. McKay Neil F. M. McKay, Executive Vice President and Chief Financial Officer

End.